Exhibit 17.1

May 29, 2008

PDL BioPharma, Inc.

1400 Seaport Boulevard

Redwood City CA 94063

I hereby confirm that I agree with the statements made by PDL BioPharma, Inc., in Item 5.02 of the Current Report on Form 8-K filed May 29, 2008, relating to my resignation and related matters.

Very truly yours,

/s/ L. Patrick Gage

L. Patrick Gage